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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                   -------------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 7, 2001
                       ----------------------------------

                                LIGHTBRIDGE, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      000-21319               04-3065140
   ------------------              ---------------        ------------------
(State or other jurisdic-           (Commission             (IRS Employer
 tion of incorporation)             File Number)         Identification Number)

            67 SOUTH BEDFORD STREET, BURLINGTON, MASSACHUSETTS 01803
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code    (781) 359-4000
                                                    -------------------


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 7, 2001, Lightbridge, Inc., a Delaware corporation ("Lightbridge"), acquired all of the outstanding capital stock of Corsair Communications, Inc., a Delaware corporation ("Corsair"), pursuant to an Amended and Restated Agreement and Plan of Reorganization dated as of November 8, 2000 among Lightbridge, Lightning Merger Corporation, a Delaware corporation and wholly owned subsidiary of Lightbridge ("Merger Sub"), and Corsair (the "Merger Agreement").

         The acquisition was effected through a reverse triangular merger (the "Merger") in which Merger Sub was merged with and into Corsair and the surviving corporation became a wholly owned subsidiary of Lightbridge. Pursuant to the Merger, each of the outstanding shares of Corsair's common stock was converted into the right to receive 0.5978 shares of common stock of Lightbridge. Stockholders of Corsair will receive an aggregate of approximately 10.3 million shares of Lightbridge common stock in connection with the Merger. Options to purchase Corsair common stock that were outstanding immediately prior to the closing of the Merger have been converted into options to purchase Lightbridge common stock.

         Corsair is based in Palo Alto, California, and is a leading provider of real-time pre-paid business solutions, including applications such as PrePay(TM) and PrePay Open(TM).

         The terms of the Merger Agreement, including the number of shares of Lightbridge common stock to be issued in respect of the previously outstanding Corsair common stock, were the result of arm's-length negotiations between Lightbridge and Corsair. Lightbridge intends to account for the Merger as a pooling of interests.

         The preceding discussion is only a summary and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

         A copy of the joint press release issued by Lightbridge and Corsair on February 7, 2001, which announced the approval of the Merger by the stockholders of Lightbridge and Corsair and the expected closing of the Merger, is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

                  It is impractical to provide the financial statements required by Item 7(a) of Form 8-K relative to Lightbridge's acquisition of Corsair at the time this report is filed. Such required financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than April 23, 2001.

         (b)      Pro Forma Financial Information.

                  It is impractical to provide the pro forma financial statements required by Item 7(b) of Form 8-K relative to Lightbridge's acquisition of Corsair at the time this



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                  report is filed. Such required pro forma financial statements will be filed under cover of Form 8-K/A as soon as practicable, but not later than April 23, 2001.

         (c)      Exhibits.

         2.1* Amended and Restated Agreement and Plan of Reorganization dated as of November 8, 2000 among Lightbridge, Inc., Lightning Merger Corporation and Corsair Communications, Inc.

         99.1 Joint Press Release, dated February 7, 2001, entitled "Lightbridge and Corsair to Complete Merger."

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         *        Incorporated by reference to Registration Statement on
                  Form S-4 of Lightbridge, Inc. (File No. 333-50196).



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     LIGHTBRIDGE, INC.


                                     By:   /s/ Harlan Plumley
                                         -----------------------------
                                          Harlan Plumley
                                          Chief Financial Officer

February 9, 2001